Exhibit 10.3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") effective this 17th day of August 2009, by and between JOSEPH SCARPELLO ("Seller"), and CALBRIDGE CAPITAL LLC, "Buyer"), with respect to the following facts and circumstances:

A.        Seller has presented to Buyer a plan to sell all of his shares of stock in Sport Endurance, Inc.

B.         Seller desires to sell, and Buyers desire to purchase 21,000,000 shares of common stock of the not trading, non public, Nevada Corporation (the "Common Stock") at the purchase price and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties set forth herein, each of the parties hereto hereby agrees as follows:

1.	Purchase of Common Stock.

1.1   Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyers the Common Stock, for $21,000.00 dollars.

1.2   Closing. The purchase of the Securities shall take place at a closing at the offices of the Buyer, on or before August 17, 2009, or such other place, day and time as may be agreed upon by Seller and Buyers (the "Closing Date").

1.2.2          The Securities shall be issued to Buyers or any affiliated parties of Buyers, as directed by Buyers.

1.3   Further Assurances. Each of the parties hereto shall execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase of the Shares as contemplated hereby.

2.	Representations Warranties and Covenants of Seller.

2.1    As an inducement for Buyers to enter into this Agreement, as of the date hereof and as of the Issue Date, Seller represents, warrants, and agrees as follows:

2.1.1         This Agreement has been or, as of the Closing Date, will have been duly executed and delivered by Seller and constitutes or, upon execution, will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies).

2.1.2         The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which Seller is a party or by which Seller is bound, or (ii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to Seller.

2.1.3         On the Issue Date, Seller will deliver the Securities free and clear of any liens, claims, security interest or other encumbrances created by or through Seller, and Seller has full power and right to issue the Securities pursuant to the terms hereof. On and at all times after the Issue Date, all of the Securities shall be duly authorized, validly issued, fully paid and nonassessable.

3.	Miscellaneous.

3.1            All representations and warranties of Seller made under Section 2 of this Agreement shall survive for a period of two (2) years,

3.2            This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

3.3            This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.

3.4            This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assign. This Agreement and the rights and obligations of the parties hereto shall not he assignable by any party hereto without the written consent of the other parties hereto.

3.5           The validity, legality or enforceability of the remainder of this Agreement shall not be Effected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

3.6           None of the terms or provisions of this Agreement shall be  modified, waived or amended, except by a written instrument signed by the party against which any modification, waiver or amendment is to be enforced.

3.7          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Calbridge Capital, LLC /s/ [signature] Chairman and Chief Executive Officer /s/ Joseph Scarpello Joseph Scarpello, An individual